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                                                                Exhibit 3.12

                       RESTATED ARTICLES OF INCORPORATION

                                       OF

                                CAST ALLOYS, INC.
                                -----------------

       (Under Section 1400 and 1401 of the General Corporation Law of the
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                              State of California)
                              --------------------


     The undersigned, being a duly elected officer of Cast Alloys, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of California (the "Corporation"), does hereby certify as follows:

     1. That the Corporation filed its original Articles of Incorporation with the California Secretary of State on October 24, 1984 (the "Certificate").

     2. That the Corporation filed a voluntary petition under chapter 11 of title 11 of the United States Code, as amended with the Bankruptcy Court of Delaware on August 5, 2003, and that this Certificate is being filed pursuant to Chapter 14 of the General Corporation Law of the State of California and shall become effective pursuant to the Prepackaged Joint Plan of Reorganization of ACP Holding Company, NFC Castings, Inc., Neenah Foundry Company and certain of its subsidiaries filed with the Delaware Bankruptcy Court on August 5, 2003, and amended on September 17, 2003, without further action by the board of directors or shareholders of the Corporation pursuant to the Bankruptcy Court Confirmation Order dated September 25, 2003. The Corporation's Certificate is restated in its entirety to read as set forth in Exhibit A attached hereto and made a part hereof (the "Restated Certificate").

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                       RESTATED ARTICLES OF INCORPORATION
                                       OF
                                CAST ALLOYS, INC.

                                  ARTICLE ONE
                                  -----------

     The name of the corporation is Cast Alloys, Inc. (hereinafter called the "Corporation").

                                  ARTICLE TWO
                                  -----------

     The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

                                 ARTICLE THREE
                                 -------------

     The total number of shares which the Corporation shall have the authority to issue is Two Million Five Hundred Thousand (2,500,000) shares, all of which shall be shares of Common Stock, no par value per share.

                                  ARTICLE FOUR
                                  ------------

     The directors shall have the power to adopt, amend or repeal By-Laws, except as may be otherwise be provided in the By-Laws.

                                  ARTICLE FIVE
                                  ------------

     To the fullest extent permitted by the General Corporation Law of the State of California as the same exists or may hereafter be amended, a director of this Corporation shall not be liable to the Corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director. Any repeal or modification of this ARTICLE FIVE shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

                                  ARTICLE SIX
                                  -----------

     The Corporation shall not issue nonvoting equity securities.

                                 ARTICLE SEVEN
                                 -------------

     The Corporation reserves the right to amend or repeal any provisions contained in this Certificate of Incorporation from time to time and at any time in the manner now or hereafter

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prescribed by the laws of the State of California, and all rights conferred upon stockholders and directors are granted subject to such reservation.


                                 ARTICLE EIGHT
                                 -------------


                                     * * * *


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     IN WITNESS WHEREOF, the undersigned, for the purpose of amending and restating the Articles of Incorporation of the Corporation pursuant to the General Corporation Law of the State of California, under penalties of perjury does hereby declare and certify that this is the act and deed of the Corporation and the facts stated herein are true, and accordingly has hereunto signed this Certificate this ____ day of October, 2003.



                                                By: /s/ Gary W. LaChey
                                                   -----------------------------
                                                      Gary W. LaChey
                                                      Chief Financial Officer,
                                                      Vice President - Finance,
                                                      Treasurer and Secretary


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